Exhibit 10.25

LOAN AGREEMENT

This AGREEMENT made and entered into this 6th day of March, 2007, by and between the BROOKINGS COUNTY REGIONAL RAILROAD AUTHORITY, duly executed to do business in the State of South Dakota, hereinafter called “AUTHORITY”, and the STATE OF SOUTH DAKOTA, a body politic, by and through its South Dakota State Railroad Board, hereinafter called “STATE”, and SOUTH DAKOTA SOYBEAN PROCESSORS LLC, hereinafter called “INDUSTRY”.

RECITALS

WHEREAS, INDUSTRY is constructing an expansion and rehabilitation of their industrial siding at Volga, South Dakota, and

WHEREAS, project will include the construction of 3,300 feet of new rail and installation of industrial turnouts to allow 100 car unit trains to provide for new and expanded market access; and

NOW, THEREFORE, AUTHORITY, STATE and INDUSTRY do hereby mutually agree as follows:

1.                                       STATE agrees to loan One Million Eight Hundred Ten Thousand Dollars ($1,810,000) to AUTHORITY for the construction of the above trackage as shown on Exhibit 1, subject to the terms and conditions hereinafter set forth:

a.                                       AUTHORITY agrees to pay back loan within ten (10) years, together with interest at the rate of 4.875% per annum on the unpaid balance. Payments shall be made annually in accordance with the terms of the attached promissory note with the first payment due October 1, 2008. The AUTHORITY shall execute the attached promissory note in accordance with the foregoing provisions.

b.                                      Interest will be calculated based on the date actual payment is received by the STATE. The AUTHORITY shall have full right of prepayment.

c.                                       INDUSTRY agrees to guarantee AUTHORITY’s loan in Section 13 below.

2.                                       INDUSTRY will construct industrial siding to at least a FRA Class I Track Safety Standard.

3.                                       STATE, INDUSTRY, and Dakota, Minnesota and Eastern Railroad Corporation shall conduct a joint inspection of the work performed upon its completion.  STATE must concur that all work has been satisfactorily accomplished.  Any decisions regarding the acceptability of work or materials performed under this AGREEMENT shall be referred to the Program Manager, Office of Local Transportation Programs, South Dakota Department of Transportation.

4.                                       STATE may place an engineer and/or other inspection personnel on the project work site, at STATE’s expense, to monitor work activities.

5.                                       STATE may make progressive payment upon completion of 50 % of the construction of the industrial siding.

6.                                       STATE may withhold the remaining loan proceeds until such time as all work has been completed, inspected and approved, including the corrections of any deficiencies noted by STATE during its inspection.

7.                                       AUTHORITY shall keep detailed records, accounts, and supporting documents pertaining to all project costs to be paid with proceeds of the loan provided for herein, and shall make the same available for audit by STATE upon reasonable advance notice.

8.                                     Any officers or employees of AUTHORITY, INDUSTRY or subcontractors shall not in any manner be deemed employees of STATE.

9.                                       All disputes which may arise as to the quality and acceptability of services; manner of performance; or rate of progress as to the completion of the AGREEMENT shall be decided by the Program Manager, Office of Local Transportation Programs, South Dakota Department of Transportation.

10.                                 This AGREEMENT shall be governed by and construed in accordance with the laws of the State of South Dakota.

11.                                 All notices, communications and payments under this AGREEMENT shall be in wilting and sent by first-class mail, postage prepaid, as follows:

a.                                       If to the AUTHORITY, to the Brookings County Regional Railroad Authority, 601 4th Street, Suite 101, Brookings, South Dakota 57006.

b.                                      If to the STATE, to the Program Manager, Office of Local Transportation Programs, South Dakota Department Transportation, 700 East Broadway Avenue, Pierre, South Dakota 57501-2586.

c.                                       If to the INDUSTRY, to the South Dakota Soybean Processors LLC, P0 Box 500, Volga, South Dakota 57071-0500.

12.                                 This AGREEMENT may be amended only by written agreement between the contract parties.

13.                                 INDUSTRY hereby guarantees payment of AUTHORITY’s loan, subject to any defenses available to AUTHORITY for the payment of such loan.

14.                                 This AGREEMENT shall be governed by and construed in accordance with the laws of the State of South Dakota.

15.                                 INDUSTRY agrees to provide services in compliance with the Americans with Disabilities Act of 1990.

The parties have executed this AGREEMENT.

BROOKINGS COUNTY REGIONAL RAILROAD AUTHORITY (LOANEE)

BY	/s/ Donald Larson

SOUTH DAKOTA SOYBEAN PROCESSORS LLC (LOAN GUARANTOR)

BY	/s/ Rodney Christianson

SOUTH DAKOTA DEPARTMENT OP TRANSPORTATION
DIVISION OF FINANCE AND MANAGEMENT (LOANER)

BY
Director, Division of Finance and Management

SOUTH DAKOTA DEPARTMENT OF TRANSPORTATION
Approved as to form

BY		By
Judith M. Payne, Secretary		Karla Engle
Assistant Attorney General

ACKNOWLEDGED

STATE OF SOUTH DAKOTA)
:SS
COUNTY OF BROOKINGS	)

On this 27th day of February, 2007, before me, a Notary Public within and for said County and State, personally appeared Don Larson, known to me to be the person who executed the above document and acknowledged to me that he did sign the foregoing document for the purposes herein stated.

NOTARY PUBLIC
(SEAL)	My Commission Expires:	March 8, 2012

ACKNOWLEDGED

STATE OF SOUTH DAKOTA	)
:SS
COUNTY OF BROOKINGS	)

On this 6th day of March, 2007 , before me, a Notary Public within and for said County and State, personally appeared Rodney Christianson, known to me to be the person who executed the above document and acknowledged to me that he did sign the foregoing document for the purposes herein stated.

/s/ Beverly Kleinjan
NOTARY PUBLIC
(SEAL)	My Commission Expires:	October 20, 2012

ACKNOWLEDGED

STATE OF SOUTH DAKOTA)
:SS
COUNTY OF HUGHES	)

On this day of        day of                     , 20  , before me, a Notary Public within and for said County and State, personally appeared ROXANNE R. RICE, DIRECTOR, DIVISION OF FINANCE AND MANAGEMENT, known to me to be the person who is described in and who executed the within and foregoing instrument and acknowledged to me that he executed the same freely.

NOTARY PUBLIC
(SEAL)	My Commission Expires:

ACKNOWLEDGED

STATE OF SOUTH DAKOTA)
:SS
COUNTY OF HUGHES	)

On this     day of                  , 20  , before me, a Notary Public within and for said County and State, personally appeared JIJD1TH M. PAYNE, SECRETARY, SOUTH DAKOTA DEPARTMENT OF TRANSPORTATION, known to me to be the person who is described in and who executed the within and foregoing instrument and acknowledged to me that he executed the same freely.

NOTARY PUBLIC
(SEAL)	My Commission Expires: